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                            STOCK PURCHASE AGREEMENT



                                      AMONG



                                 AGRITOPE, INC.,

                                 VINIFERA, INC.,

                                       AND

                                   [PURCHASER]

================================================================================


                                  JUNE 1, 1999










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Article I             DEFINITIONS..............................................1

         1.1      Definitions..................................................1

Article II            PURCHASE AND SALE OF SHARES..............................2

         2.1      Sale of Shares...............................................2

         2.2      Timing of Sale...............................................2

         2.3      Option to Retain Shares......................................2

Article III           CLOSING..................................................2

         3.1      Closing......................................................2

         3.2      Actions at Closings..........................................2

Article IV            RESTRICTIONS ON TRANSFER.................................3

         4.1      General......................................................3

         4.2      Securities Law Compliance....................................3

         4.3      Voluntary Transfers..........................................3

         4.4      Involuntary Transfers........................................3

                  (a)      Death...............................................3

                  (b)      Involuntary Lifetime Transfer.......................3

         4.5      Acceptance of Option to Purchase.............................4

                  (a)      Option Period.......................................4

                  (b)      Election............................................4

         4.6      Payment and Transfer of Shares...............................4

         4.7      Power of Attorney............................................4

         4.8      Rejection of Offer by Company................................4

         4.9      Lock-Up Agreement............................................5

         4.10     Certificate Legend...........................................5

         4.11     Purchaser's Right of First Refusal...........................5

                  (a)      Duration of Right...................................5

                  (b)      Restriction on Sale of Shares.......................5

                  (c)      Acceptance of Offer.................................5

                  (d)      Sale to Third Party.................................6

Article V             REPRESENTATIONS AND WARRANTIES OF VINIFERA...............6

         5.1      Organization, Etc............................................6

         5.2      Authority....................................................6

         5.3      Capitalization...............................................6


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         5.4      Valid Issuance; Title........................................6

         5.5      Financial Statements.........................................6

         5.6      Tax Matters..................................................7

         5.7      Assets Needed for Business...................................7

         5.8      Litigation and Other Contingent Liabilities..................7

         5.9      Absence of Certain Adverse Effects...........................7

         5.10     No Brokers...................................................7

         5.11     Disclosure...................................................7

Article VI            REPRESENTATIONS AND WARRANTIES OF AGRITOPE...............7

         6.1      Corporate Existence..........................................7

         6.2      Authority....................................................8

Article VII           REPRESENTATIONS AND WARRANTIES OF PURCHASER..............8

         7.1      Execution and Performance of Agreement.......................8

         7.2      Binding Obligations; Due Authorization.......................8

         7.3      No Brokers...................................................8

         7.4      Investment Representations...................................8

                  (a)      Accredited Investor Status..........................8

                  (b)      Access to Information...............................8

                  (c)      Experience..........................................8

                  (d)      Investment Intent...................................9

         7.5      Nature of Shares.............................................9

                  (a)      No SEC or State Registration........................9

         7.6      Litigation...................................................9

         7.7      Disclosure...................................................9

Article VIII          COVENANTS................................................9

         8.1      Best Efforts.................................................9

         8.2      Right of Access..............................................9

         8.3      Preservation of Business; Notice of Change..................10

Article IX            CONDITIONS..............................................10

         9.1      Conditions Precedent to Obligations of Purchaser............10

         9.2      Conditions Precedent to Obligations of Agritope.............10

Article X             OTHER MATTERS...........................................11

         10.1     Notices.....................................................11


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         10.2     Amendments and Waiver.......................................12

         10.3     Expenses....................................................12

         10.4     Headings....................................................12

         10.5     Counterparts................................................12

         10.6     Parties in Interest; Assignment.............................12

         10.7     Entire Agreement............................................12

         10.8     Severability................................................12

         10.9     Attorney Fees...............................................12

         10.10    Survival....................................................12

         10.11    Form of Public Disclosures..................................12

         10.12    Cumulative Rights and Remedies..............................13

         10.13    No Third-Party Beneficiaries................................13

         10.14    Dispute Resolution..........................................13

                  (a)      Conduct............................................13

                  (b)      Decision...........................................13

                  (c)      Costs..............................................13

         10.15    Governing Law...............................................13









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         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of
June 1, 1999, among AGRITOPE, INC., an Oregon corporation ("Agritope"), VINIFERA, INC., an Oregon corporation ("Vinifera"), and the purchaser listed on
SCHEDULE 1 ("Purchaser").

                                    RECITALS

     A. Purchaser wishes to purchase from Agritope [ ] shares of Vinifera Common Stock (the "Shares") according to the schedule and at the prices per share specified in Exhibit A. Agritope wishes to sell the Shares to Purchaser on the terms and conditions set forth below.

     B. Capitalized terms not otherwise defined have the meanings given in
Article I.

                                    AGREEMENT

     The parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

        (a) "Closing" means a closing of the purchase and sale of a portion of the Shares according to the schedule set forth in EXHIBIT A.

        (b) "Common Stock" means the Common Stock of Vinifera, no par value.

        (c) "Financial Statements" means Vinifera's Balance Sheet dated as of May 31, 1999, Statement of Operations for the eight-month period ending May 31, 1999, Statement of Shareholders' Equity for the eight-month period ending May 31, 1999, and the Statement of Cash Flows for the eight-month period ending May 31, 1999, each of which have been prepared for Vinifera's internal use, copies of which are attached as EXHIBIT B and which shall be updated as provided in this Agreement.

        (d) "First Anniversary Closing Date" means the date of Closing in year 2000 for the portion of the Shares specified in EXHIBIT A.

        (e) "Initial Closing Date" means the date of Closing in year 1999 for the portion of the Shares specified in EXHIBIT A.

        (f) "Preferred Stock" means the Preferred Stock of Vinifera.

        (g) "Second Anniversary Closing Date" means the date of Closing in year 2001 for the portion of the Shares specified in EXHIBIT A.

        (h) "Securities Act" means the Securities Act of 1933, as amended.


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        (i) "Third Anniversary Closing Date" means the date of Closing in year 2002 for the portion of the Shares specified in EXHIBIT A.

        (j) "Voting Stock" means the outstanding shares of Common Stock, Preferred Stock entitled to vote in an election of directors, and Preferred Stock convertible into Common Stock.

                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

     2.1 SALE OF SHARES. Upon the terms and conditions of this Agreement, Agritope shall sell and transfer the Shares to Purchaser and Purchaser shall
purchase the Shares from Agritope for a total purchase price of [     ].

     2.2 TIMING OF SALE. The Shares shall be purchased and sold in four annual installments according to the schedule and at the prices per share specified in Exhibit A.

     2.3 OPTION TO RETAIN SHARES. Notwithstanding anything to the contrary contained herein, Agritope shall have no obligation to sell to Purchaser the portion of the Shares that would otherwise be transferred to Purchaser on any Closing Date if (i) prior to the transfer of such shares, Agritope owns less than a majority of the Voting Stock of Vinifera or (ii) as a result of the transfer of such shares, together with all shares that Agritope has agreed to transfer to other purchasers on such date, Agritope will own less than a majority and more than 19 percent of the outstanding Voting Stock of Vinifera.

                                  ARTICLE III
                                     CLOSING

     3.1 CLOSING. The sale of the Shares shall be consummated at a series of Closings on a date and on successive anniversaries of that date as agreed by the parties. The closing date for consummating the sale of the portion of the Shares to be purchased in 1999 (the "Initial Closing Date") shall occur not later than July 15, 1999. Successive closing dates as contemplated by the schedule in Exhibit A shall occur on the first, second and third anniversaries of the Initial Closing Date ("First Anniversary Closing Date," "Second Anniversary Closing Date," and "Third Anniversary Closing Date"). If the anniversary of the Initial Closing Date falls on a Saturday, Sunday, or holiday, the Closing shall be continued to the next business day following the anniversary.

     3.2 ACTIONS AT CLOSINGS. At each Closing:

        (a) Purchaser shall pay Agritope the portion of the purchase price for the portion of the Shares specified in EXHIBIT A. Purchaser shall pay the portion of the purchase price by wire transfer in United States dollars.

        (b) Agritope shall deliver to Purchaser stock certificates representing the portion of the Shares specified in EXHIBIT A.


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        (c) The parties shall take all other actions that they deem necessary or desirable to consummate the purchase and sale of the portion of the Shares hereunder.

                                   ARTICLE IV
                            RESTRICTIONS ON TRANSFER

     4.1 GENERAL. Voting Stock may not be transferred by Purchaser or any subsequent transferee, except to a transferee who agrees to comply with all restrictions on transfer of Voting Stock provided for in this Agreement and the certificates for Voting Stock and all other restrictions of this Agreement applicable by their terms to transferees. Any purported transfer in violation of the preceding sentence shall be void.

     4.2 SECURITIES LAW COMPLIANCE. The holder of Voting Stock shall not offer, sell, transfer, pledge, or otherwise dispose of Voting Stock in violation of any applicable securities or other laws of a governmental authority having jurisdiction over such disposition.

     4.3 VOLUNTARY TRANSFERS. If Purchaser wishes to transfer any Voting Stock, Purchaser must first offer to transfer the Voting Stock to Vinifera. The offer shall be made by giving Vinifera written notice of the proposed transfer (the "Proposed Transfer Notice"). The Proposed Transfer Notice must state (i) that Purchaser intends to transfer the Voting Stock; (ii) the number of shares of Voting Stock involved in the proposed transfer; (iii) the terms of the proposed transfer, including the name and address of the proposed transferee; and (iv) the price per share and the terms of payment. The Proposed Transfer Notice shall constitute an offer to transfer the Voting Stock to Vinifera at the price and on the terms of the proposed transfer.

     4.4 INVOLUNTARY TRANSFERS.

        (a) DEATH. If Purchaser is an individual, upon Purchaser's death, Purchaser (or Purchaser's personal representative, whether or not properly qualified) shall be deemed to have made an offer to sell to Vinifera all of Purchaser's Voting Stock for its fair market value as determined by Vinifera's board of directors; provided, however, that no such offer shall be deemed made if Purchaser's Voting Stock will be transferred solely to Purchaser's spouse or children as a result of Purchaser's death and such persons make the agreement required of transferees under Section 4.1.

        (b) INVOLUNTARY LIFETIME TRANSFER. If Purchaser (a) becomes a debtor under the United States Bankruptcy Code (voluntarily or involuntarily) or any similar foreign law; or (b) makes a general assignment for the benefit of creditors or permits any of Purchaser's Voting Stock to be attached or levied upon or to become subject to judicial sale or execution of judgment; or (c) would, but for this Agreement, be required to involuntarily transfer Voting Stock as a result of any other event; Purchaser shall be deemed, immediately before such event occurs, to have made an offer to sell to Vinifera all of the Voting Stock then owned by Purchaser for its fair market value as determined by Vinifera's board of directors.


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     4.5 ACCEPTANCE OF OPTION TO PURCHASE.

        (a) OPTION PERIOD. For 30 days after Vinifera receives a Proposed Transfer Notice or learns of an event giving rise to an option to purchase Voting Stock under Section 4.4 (the "Option Period"), Vinifera shall have the option to purchase some or all of the offered Voting Stock. The decision whether to exercise the option shall be made by Vinifera's board of directors or, if a disinterested quorum of the board of directors cannot be convened, at a special shareholders' meeting. If the decision is made at a special shareholders' meeting, Purchaser hereby grants an irrevocable proxy to the remaining shareholders to vote Purchaser's Voting Stock in accordance with the majority of the other votes cast, excluding Purchaser's Voting Stock.

        (b) ELECTION. Vinifera may elect to purchase any of the offered Voting Stock by giving written notice to Purchaser within the Option Period specifying the number of shares of Voting Stock that Vinifera is electing to purchase and the total purchase price of the shares.

     4.6 PAYMENT AND TRANSFER OF SHARES. Vinifera shall designate a transfer date, which shall be within 30 days after the Option Period (the "Transfer Date"). On the Transfer Date, the Purchaser or Purchaser's legal representative must transfer and deliver the certificates for the Voting Stock, duly endorsed for transfer, to Vinifera. On the Transfer Date, Vinifera must pay the purchase price for the Voting Stock to Purchaser.

     4.7 POWER OF ATTORNEY. Purchaser irrevocably appoints each vice-president of Vinifera as Purchaser's agent and attorney-in-fact, with full power of substitution, for the limited purpose of effecting the transfer of Voting Stock purchased by Vinifera under this Agreement. If, after tender to Purchaser on or before the Transfer Date of the purchase price for the Voting Stock, Purchaser does not deliver to Vinifera the Voting Stock to be transferred, any vice-president, as Purchaser's agent and attorney-in-fact, may take all actions and may execute all documents necessary to effect the transfer of the Voting Stock to Vinifera. Upon the taking of such action and execution of such documents, Purchaser shall have no further interest in the Voting Stock transferred. Purchaser acknowledges and agrees that the granting of this power of attorney is coupled with an interest and shall survive Purchaser's death or disability, if Purchaser is an individual, and Purchaser's assignment of any interest in the Voting Stock.

     4.8 REJECTION OF OFFER BY COMPANY. If Vinifera does not purchase Voting Stock offered in a Proposed Transfer Notice, the Voting Stock may be transferred to the proposed transferee within three months after the Option Period subject to the following conditions: (i) the transferee must become a party to this Agreement; (ii) the transferee and the transferor must certify to Vinifera the terms of the transfer; and (iii) the transfer must be made at a price and on terms and conditions no more favorable to Purchaser than those specified in the Proposed Transfer Notice. If Vinifera does not purchase Voting Stock offered pursuant to Section 4.4, the Voting Stock may be transferred within six months after the Option Period in connection with the event giving rise to Vinifera's purchase option, subject to the condition that the transferee must become a party to this Agreement. If a transfer is not made within the applicable
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month or six-month period, no transfer shall be made without again offering the
Voting Stock as provided above.

     4.9 LOCK-UP AGREEMENT. In the event of an underwritten public offering of the capital stock of Vinifera, Purchaser shall not transfer any Shares except pursuant to the registration statement filed with the Securities and Exchange Commission for the offering for a period of 15 days prior to and 180 days after the effective date of such registration statement without the underwriters' consent, provided that Agritope and any Vinifera directors and executive officers holding Voting Stock agree to similar transfer restrictions in connection with the offering.

     4.10 CERTIFICATE LEGEND. Certificates for Purchaser's Voting Stock shall bear substantially the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT AMONG AGRITOPE, INC., VINIFERA, INC., AND PURCHASER, DATED JUNE 1, 1999.


     4.11 PURCHASER'S RIGHT OF FIRST REFUSAL.

        (a) DURATION OF RIGHT. Agritope shall provide Purchaser with the rights set forth in this Section 4.11 for the period beginning on the day after the Initial Closing Date and ending on the earliest to occur of (i) the Third Anniversary Closing Date, (ii) the date on which shares of capital stock of Vinifera are publicly traded, and (iii) the date on which Agritope owns less than a majority of the Voting Stock of Vinifera.

        (b) RESTRICTION ON SALE OF SHARES. During the period described in
     Section 4.11(a), Agritope shall not sell any shares of Voting Stock for less than $2.50 per share to any party other than a current holder of Voting Stock, if as a result of such sale Agritope would own less than a majority of the Voting Stock, unless Agriope shall have first communicated to Purchaser, by written notice, a written offer ("Agritope's Offer") to sell an amount of such shares to Purchaser in proportion to the percentage of votes Purchaser is entitled to cast. The notice shall specify the consideration and general terms and conditions upon which Agritope is willing to sell such shares.

        (c) ACCEPTANCE OF OFFER. Purchaser shall have a period (the "Acceptance Period") of 30 days from the effective date of the notice of Agritope's Offer to give Agritope written notice of acceptance. If Agritope's Offer is accepted, the parties shall use their best efforts in good faith to negotiate and execute definitive agreements in accordance with the terms of Agritope's Offer by the date occurring 30 days following acceptance or by such later date as may be specified in Agritope's Offer (the "Expiration Date").


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        (d) SALE TO THIRD PARTY. If Purchaser does not accept Agritope's
     Offer within the Acceptance Period, or if mutually acceptable definitive agreements have not been negotiated and executed by Purchaser by the Expiration Date, Agritope may sell the shares offered to Purchaser to any other party pursuant to an agreement executed within 180 days following the earlier of the expiration of the Acceptance Period or the effective date of any written notice of rejection of Agritope's Offer by Purchaser. The agreement shall contain the same price, terms, and conditions as those specified in Agritope's Offer (or terms and conditions more favorable to Agritope). Nothing in this Section 4.11 shall restrict the issuance and sale to a third party of shares not required to be offered to Purchaser pursuant to Section 4.11(b).

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF VINIFERA

         To induce Purchaser to purchase the Shares, Vinifera represents and warrants to Purchaser as follows:

     5.1 ORGANIZATION, ETC. Vinifera is a corporation duly organized and validly existing under the laws of the state of Oregon. Vinifera has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

     5.2 AUTHORITY. Vinifera has all requisite corporate power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly executed and delivered by Vinifera and is the valid, legal, and binding agreement of Vinifera, enforceable against Vinifera in accordance with its terms. No corporate proceedings on the part of Vinifera are necessary to authorize the execution, delivery, and performance of this Agreement by it. No consent of, approval by, filing with, or notice to any governmental authority or any other person or entity is required for Vinifera to execute, deliver, and perform this Agreement, other than those that have been obtained, made, or given.

     5.3 CAPITALIZATION. The authorized capital stock of Vinifera consists of 10,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 5,000,000 shares have been authorized to be issued as Series A Preferred Stock. 6,458,269 shares of Common Stock and 1,440,000 shares of Preferred Stock are currently issued and outstanding. No right to purchase or acquire shares of any unissued capital stock of Vinifera or securities convertible into or exchangeable for such capital stock is authorized or outstanding, other than as set forth in Exhibit C.

     5.4 VALID ISSUANCE; TITLE. The Shares are validly issued, fully paid, and nonassessable. Upon delivery to Purchaser of the certificates representing a portion of the Shares pursuant to this Agreement and the schedule in Exhibit A, Purchaser will have valid, marketable title to such portion of the Shares, free and clear of all encumbrances, other than restrictions on transfer described in this Agreement.

     5.5 FINANCIAL STATEMENTS. The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied, except for the


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omission of footnotes, and fairly present the financial position and the results of operations at the date and for the year or period indicated. Since the date of the Financial Statements, there have been no material adverse changes in the condition of Vinifera, except that Vinifera continues to incur operating losses.

     5.6 TAX MATTERS. Vinifera has filed all required federal, state, and other tax returns in a timely fashion and is not delinquent with respect to the payment of any federal, state, or other taxes.

     5.7 ASSETS NEEDED FOR BUSINESS. Vinifera owns, leases, or otherwise has the right to use all assets necessary for its present business.

     5.8 LITIGATION AND OTHER CONTINGENT LIABILITIES. There are no actions or proceedings pending or to the best of Vinifera's knowledge threatened against Vinifera or any of its properties or assets or outstanding judgments or orders to which Vinifera is subject, which adversely affect Vinifera's business, operations, or financial condition. There is no action or proceeding pending or to the best of Vinifera's knowledge threatened against Vinifera to restrain or prohibit the sale of the Shares to Purchaser.

     5.9 ABSENCE OF CERTAIN ADVERSE EFFECTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, result in any violation of, constitute a default under, or give rise to a right of acceleration or termination under, any provision of the articles of incorporation or bylaws of Vinifera or any agreement, mortgage, bond, indenture, agreement, franchise, or other instrument or obligation to which Vinifera is a party or by which it is bound, (b) result in the creation of any encumbrance upon any of the assets or properties of Vinifera, (c) violate any judgment or order against, or binding upon, Vinifera or upon the securities, assets, properties, or business of Vinifera, or (d) constitute a violation by Vinifera of any law.

     5.10 NO BROKERS. Vinifera has not hired any broker or finder or incurred any liability for fees or commissions to any such person in connection with this Agreement.

     5.11 DISCLOSURE. Except as disclosed herein, no representation or warranty by Vinifera contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein contained not misleading. All documents furnished to Purchaser or made available to Purchaser by or on behalf of Vinifera in connection with the acquisition of the Shares pursuant to this Agreement are true and complete originals or copies thereof and include all amendments, supplements, and modifications thereof and all material waivers thereunder.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF AGRITOPE

         Agritope represents and warrants to Purchaser as follows:

     6.1 CORPORATE EXISTENCE. Agritope is a corporation duly organized and validly existing under the laws of the state of Delaware.


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     6.2 AUTHORITY. Agritope has all requisite corporate power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly executed and delivered by Agritope and is the valid, legal, and binding agreement of Agritope, enforceable against Agritope in accordance with its terms. No corporate proceedings on the part of Agritope are necessary to authorize the execution, delivery, and performance of this Agreement by it. No consent of, approval by, filing with, or notice to any governmental authority or any other person or entity is required for Agritope to execute, deliver, and perform this Agreement, other than those that have been obtained, made, or given.

                                  ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Agritope and Vinifera as follows:

     7.1 EXECUTION AND PERFORMANCE OF AGREEMENT. If Purchaser is a corporation or other entity, Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this Agreement by Purchaser will not conflict with any provision of its articles of incorporation or by-laws or similar charter documents (if Purchaser is a corporation or other entity) or with any undertaking, agreement, indenture, decree, order, or judgment by which Purchaser is bound and will not violate any law applicable to Purchaser.

     7.2 BINDING OBLIGATIONS; DUE AUTHORIZATION. This Agreement constitutes the valid, legal, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Purchaser is not required to obtain any consent of or approval by, to make any filing with, or to give any notice to, any governmental authority or any other person or entity for Purchaser to execute, deliver, and perform this Agreement.

     7.3 NO BROKERS. Purchaser has not hired any broker or agent or incurred any liability for fees or commissions to any such person in connection with this Agreement.

     7.4 INVESTMENT REPRESENTATIONS.

        (a) ACCREDITED INVESTOR STATUS. Purchaser is an "accredited investor" for purposes of the Securities Act as described on EXHIBIT D.

        (b) ACCESS TO INFORMATION. Purchaser has been given, a reasonable time before execution of this Agreement, the opportunity to ask questions and receive answers concerning Agritope and Vinifera, and the terms and conditions of the offering of the Shares and to obtain any additional information that Agritope or Vinifera possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to Purchaser. Purchaser has received any such additional information that Purchaser has requested.

        (c) EXPERIENCE. Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of


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     an investment in the Shares and has the ability to bear the economic risk of that investment.

        (d) INVESTMENT INTENT. Purchaser is acquiring the Shares for Purchaser's own account and not on behalf of any other person. Purchaser is not acquiring the Shares with a view to distribution or with the intent to divide Purchaser's participation with others by reselling or otherwise distributing the Shares, either directly or indirectly, other than in a registered offering.

     7.5 NATURE OF SHARES. Purchaser is aware that:

        (a) NO SEC OR STATE REGISTRATION. The Shares will not be registered under federal or state securities laws when issued to Purchaser, must be held indefinitely unless they are registered or unless an exemption from registration is available, and will bear substantially the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS THE TRANSACTION IS REGISTERED OR UNLESS THE ISSUER IS FURNISHED A SATISFACTORY OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED.

        (b) NO OBLIGATION. Agritope and Vinifera have no obligation to register the Shares, comply with any exemptions from registration, or repurchase the Shares at any time.

     7.6 LITIGATION. There is no action or proceeding pending or threatened against Purchaser before any court, other governmental body or arbitrator to restrain or prohibit the purchase of the Shares.

     7.7 DISCLOSURE. No representation or warranty by Purchaser contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein not misleading.

                                  ARTICLE VIII
                                    COVENANTS

     8.1 BEST EFFORTS. Each party shall use such party's good faith efforts to cause the transactions contemplated hereby to be consummated as soon as practicable.

     8.2 RIGHT OF ACCESS. Throughout the period from the date hereof through the Initial Closing Date, Vinifera shall give Purchaser and Purchaser's representatives, including Purchaser's counsel and accountants, on reasonable notice, full access during normal business hours to all of Vinifera's properties, documents, contracts, books and records and such other information with respect to Vinifera's business affairs and properties as Purchaser may reasonably request.


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


     8.3 PRESERVATION OF BUSINESS; NOTICE OF CHANGE. From the date hereof through the Initial Closing Date, (a) Vinifera shall use its best efforts to conduct its business in the usual and ordinary course consistent with past practice and all applicable laws and in a manner that will not breach any of Vinifera's representations, warranties, and covenants in this Agreement and (b) Vinifera shall preserve its business organization intact.

                                   ARTICLE IX
                                   CONDITIONS

     9.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to effect the Closing of each portion of the Shares specified in Exhibit A is subject to the satisfaction, or waiver by Purchaser, of each of the following conditions on or prior to the Closing relating to such portion:

        (a) All representations and warranties of Agritope and Vinifera contained in this Agreement shall be true and correct in all respects as of the Closing with the same effect as if such representations and warranties had been made or given at and as of the Closing, and all agreements, covenants and conditions to be performed or met by Agritope and Vinifera on or prior to the Closing shall have been so performed or met in all respects.

        (b) No action or proceeding shall have been instituted or threatened before any court, other governmental body or arbitrator (i) to restrain or prohibit the transactions contemplated by this Agreement, (ii) that might restrict the operation of Vinifera's business in any material respect if the purchase and sale of the Shares hereunder is consummated, (iii) that might restrict the ownership of the Shares or the exercise of any rights with respect thereto by Purchaser, or (iv) that might subject any of the parties hereto, to any liability, fine, forfeiture or penalty on the ground that any of the parties hereto has violated or will violate any applicable law in connection with the transactions contemplated hereby.

        (c) One month prior to the First Anniversary Closing Date, the Second Anniversary Closing Date, and the Third Anniversary Closing Date respectively, Vinifera shall deliver to Purchaser updated Financial Statements representing available financial information for the most-recent three-month period.

     9.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF AGRITOPE. The obligation of Agritope to effect the Closing of each portion of the Shares specified in Exhibit A is subject to the satisfaction, or waiver by Agritope, of each of the following conditions on or prior to the Closing:

        (a) All representations and warranties of Purchaser, Agritope, and Vinifera contained in this Agreement shall be true and correct in all respects as of the Closing with the same effect as if such representations and warranties had been made or given at and as of the Closing, and all agreements, covenants and conditions to be performed or met by Purchaser on or prior to the Closing have been so performed or met in all respects.


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


        (b) No action or proceeding shall have been instituted or threatened before any court, other governmental body or arbitrator to restrain or prohibit the transactions contemplated in this Agreement or that might subject any of the parties hereto to any liability, fine, forfeiture or penalty on the ground that any of the parties hereto has violated or will violate any applicable law in connection with the transactions contemplated hereby.

        (c) The issuance and sale of the Shares shall not violate any applicable state, federal, or foreign securities laws.

                                   ARTICLE X
                                  OTHER MATTERS

     10.1 NOTICES. Any notice, request, or demand under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon personal delivery, (ii) upon fax transmission to the recipient at the fax number listed below, provided that a copy of the fax is promptly deposited for delivery by one of the methods listed in (iii) or (iv) below, (iii) ten days after deposit in the mails, if sent certified or comparable form of mail with return receipt requested, addressed to the recipient at the address listed below, or (iv) five days after deposit if deposited for delivery with a reputable courier or express service, addressed to the recipient at the address listed below:

         If to Vinifera:          Vinifera, Inc.
                                  4288 Bodega Road
                                  Petaluma, California 94952
                                  Attention: President
                                  Fax: 707.773.0665

         If to Agritope:          Agritope, Inc.
                                  16160 S.W. Upper Boones Ferry Road
                                  Portland, Oregon 97224-7744
                                  Attention: President
                                  Fax: 503.670.7703

         If to Purchaser:         Purchaser's address listed on Schedule 1


         A party may change its address or fax number for purposes of this
Section 10.1 by giving the other parties notice of the change.


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


     10.2 AMENDMENTS AND WAIVER. This Agreement may be amended or modified by, and only by, a written instrument executed by each of the parties hereto. The terms of this Agreement may be waived by, and only by, a written instrument executed by the party or parties against whom such waiver is sought to be enforced.

     10.3 EXPENSES. Each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of such party's counsel incidental to the preparation of and consummation of this Agreement).

     10.4 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

     10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. A facsimile transmission of a signed original shall have the same effect as delivery of the signed original.

     10.6 PARTIES IN INTEREST; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.

     10.7 ENTIRE AGREEMENT. This Agreement, together with all exhibits hereto, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to such subject matter.

     10.8 SEVERABILITY. If any restriction in this Agreement exceeds that permitted under applicable law, it shall be deemed modified to include the maximum permissible restriction. If any provision is nonetheless held unenforceable in any jurisdiction, the enforceability of this Agreement in any other jurisdiction and the enforceability of the remaining provisions in that jurisdiction shall not be affected.

     10.9 ATTORNEY FEES. In the event any party shall seek enforcement of any covenant, warranty, indemnity, or other term or provision of this Agreement, the party that prevails in such enforcement proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the arbitrator or court (including any appellate court).

     10.10 SURVIVAL. All the respective representations, warranties, covenants, and other agreements of the parties hereunder or contained in any schedule or certificate given in connection herewith or contemplated hereby shall survive the Initial Closing Date and shall continue for the period ending on the Third Anniversary Closing Date, except as they may be fully performed prior to such time.

     10.11 FORM OF PUBLIC DISCLOSURES. Purchaser shall not make any public disclosure concerning this Agreement and the transactions contemplated herein unless Vinifera and Agritope have approved in advance the form and substance thereof.


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


     10.12 CUMULATIVE RIGHTS AND REMEDIES. All the rights and remedies provided to the parties under this Agreement are cumulative, and none is exclusive of any other right or remedy a party may have hereunder or under applicable law.

     10.13 NO THIRD-PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto and their respective successors and permitted assigns.

     10.14 DISPUTE RESOLUTION.

        (a) CONDUCT. Any dispute arising in connection with this Agreement shall be finally settled by arbitration referred to and conducted in accordance with the International Arbitration Rules of the American Arbitration Association, except as such rules may conflict with the provisions of this section in which event the provisions of this section shall control. Any party may be represented by counsel therein. Any such arbitration shall be conducted by a panel of one or more arbitrators selected in accordance with the International Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in English in Portland, Oregon, U.S.A.

        (b) DECISION. Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The arbitral tribunal's decision shall include a reasonably detailed statement of the basis for the decision and computation of the award, if any. The parties waive any rights to appeal such award to or have it reviewed by any court or tribunal. The parties further agree to exclude any right of application or appeal to any court in connection with any question of law arising in the course of the arbitration. The award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found. Judgment upon the award may be entered in any court having jurisdiction thereof or an application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

        (c) COSTS. Except as the arbitral tribunal may otherwise determine in its discretion, a party substantially prevailing in the arbitration shall be entitled to recover its attorney fees and costs, including the costs and expenses of its witnesses, and the other parties shall pay the fees, costs and expenses of the arbitral tribunal and the administering and appointing authority.

     10.15 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law (but not the conflict of law rules) of the state of Oregon.


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


         The parties have executed this Agreement as of the date set forth above.





AGRITOPE, INC.                          VINIFERA, INC.



By                                      By
  --------------------------------        ---------------------------------
  (Signature)                             (Signature)


Gilbert N. Miller                       Gilbert N. Miller
----------------------------------      -----------------------------------
(Print or type name)                    (Print or type name)


Executive Vice President and            Executive Vice President and
Chief Financial Officer                 Chief Financial Officer
--------------------------------------------------------------------------------
(Title)                                 (Title)





--------------------------------
(PURCHASER)



By                                      By
  --------------------------------        ---------------------------------
  (Signature)                             (Signature)



----------------------------------      -----------------------------------
(Print or type name)                    (Print or type name)



----------------------------------      -----------------------------------
(Title)                                 (Title)






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




                                   SCHEDULE 1
                                   ----------

                              PURCHASER INFORMATION



Name of Purchaser:

Authorized Signator:              _______________________________
                                  _______________________________


Address for Notices:


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



                                    EXHIBIT A

                                PURCHASE SCHEDULE



             YEAR                    NUMBER OF SHARES              PRICE PER SHARE                TOTAL PRICE
             ----                    ----------------              ---------------                -----------
             1999                       [       ]                       $1.65                       $[    ]
             2000                       [       ]                       $2.00                       $[    ]
             2001                       [       ]                       $2.50                       $[    ]
             2002                       [       ]                       $2.50                       $[    ]
            Total                       [       ]                                                   $[    ]





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


                                    EXHIBIT B

                              FINANCIAL STATEMENTS

                                 (See attached)









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


                                    EXHIBIT C

                            RIGHTS TO ACQUIRE SHARES


     (1) Vinifera has adopted a stock award plan pursuant to which 2,000,000 shares of Common Stock are reserved for issuance pursuant to options and other rights that may be granted to officers, directors, employees, and agents of Vinifera. Options to purchase 625,000 shares of stock have been granted to certain employees and non-employee directors at prices ranging from $1.00 to $1.50, of which 228,750 shares are exercisable.

     (2) Vinifera has entered into a five-year employment agreement with its president pursuant to which the president has the right to receive incentive stock options to purchase 400,000 shares of Common Stock at a price per share equal to the fair market value of one share of common stock at the time the option is granted. To date, 200,000 options have been granted and are included in the amounts in item 1 above. The remaining options, if granted, would vest annually in two equal amounts in May 1999 and May 2000, dependent on the president's continued employment.

     (3) Holders of Vinifera Series A Preferred Stock have been granted rights of first refusal to purchase additional shares of capital stock that Vinifera issues in the future.



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


                                    EXHIBIT D


     Set forth below is a partial listing of persons who are "accredited investors" for purposes of the Securities Act:

     (1) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (2) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

     (3) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (4) Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act;

     (5) Any broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

     (6) Any insurance company as defined in Section 2(13) of the Securities
Act;

     (7) Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

     (8) Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

     (9) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; and

     (10) Any entity in which all of the equity owners are accredited investors.


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